UNITED STATES

SECURITY AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

NUSTATE ENERGY HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-04496677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Olas Blvd Suite 1400

Ft. Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

(954) 712-7487

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 8.01 – Other Events

On April 21, 2016 NSEH filed with the state of Florida to increase the Authorized Common Shares of the company to be Twenty Billion (20,000,000,000) shares of Common Stock, par value $0.0001.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTATE ENERGY HOLDINGS, INC.

Date: April 27, 2016	By:	/s/ Kathleen Roberton
Kathleen Roberton
CEO/President

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